SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 May 14, 2004

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

EXPLANATORY NOTE

Vignette Corporation (the “Company”) is filing this Amendment No.1 to our Current Report, as amended, on Form 8-K/A dated May 17, 2004, to include the unaudited condensed consolidated balance sheet as December 31, 2003 and unaudited statement of operations and unaudited statement of cash flows for the six months ended December 31, 2003 and 2002. The Company has also added an introductory paragraph that includes a brief description of the transaction, the entities involved, the periods for which the pro forma information is presented, and an explanation the pro forma presentation. The Company is not making any other changes to the Form 8-K/A, as amended. This Amendment No. 1 to the Current Report, as amended on Form 8-K/A should be read in conjunction with Form 8-K/A and with our subsequent filings to the SEC.

ITEM 2. Acquisition or Disposition of Assets

On March 5, 2004, Vignette Corporation (“the Company”) filed a current report on Form 8-K reporting that on March 1, 2004 it acquired all of the outstanding stock of Tower Technology Pty Limited (“Tower Technology”), a provider of enterprise document and records management, imaging and workflow solutions. The consideration paid to the Tower Technology stockholders on March 1, 2004 was comprised of approximately $46.0 million in cash and 27.2 million shares of the Company’s stock valued at $73.3 million. The Company will issue 2.7 million additional shares or make a cash payment for the fair value of the shares in June 2004. $7.4 million in transaction costs have been incurred in relation to the acquisition.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

In this Report on Form 8-K/A we are providing the following financial information:

(a)	Unaudited Condensed Consolidated Financial Statements of Tower Technology Pty Limited as of December 31, 2003 and for the six months ended December 31, 2003 and 2002.

(b)	Pro Forma Unaudited Consolidated Financial Statements of Vignette Corporation for the year ended December 31, 2003 and for the three months ended March 31, 2004.

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date:	June 28, 2004	By:	/s/ Thomas E. Hogan
Thomas E. Hogan President and Chief Executive Officer

TOWER TECHNOLOGY PTY LIMITED

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Unaudited Condensed Consolidated Balance Sheet at December 31, 2003	F – 2
Unaudited Condensed Consolidated Statements of Operations for the six months ended December 31, 2003 and 2002	F – 3
Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended December 31, 2003 and 2002	F – 4
Notes to Unaudited Condensed Consolidated Financial Statements	F – 5

TOWER TECHNOLOGY PTY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

As of December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$9,635
Accounts receivable, net of allowance of $0	12,029
Prepaid expenses and other current assets	252

Total current assets	21,916
Property and equipment:
Equipment	4,532
Computers and purchased software	259
Furniture and fixtures	1,135
Leasehold improvements	816

Total property and equipment equipment	6,742
Accumulated depreciation	(5,759)

Net property and equipment	983
Total assets	$22,899

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,390
Accrued employee liabilities	1,090
Accrued taxes	4,693
Accrued other charges	2,170
Deferred revenue	6,957

Total current liabilities	16,300
Accrued employee liabilities	855
Redeemable preferred stock	1,504

Total liabilities	18,659
Stockholders’ equity:
Common stock ($0.54 par value; 3,385,165 issued and outstanding and December 31, 2003)	1,828
Additional paid-in capital	2,728
Accumulated other comprehensive income	692
Accumulated deficit	(1,008)

Total stockholders’ equity	4,240

Total liabilities and stockholders’ equity	$22,899

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TOWER TECHNOLOGY PTY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	For the six months ended December 31, 2003	For the six months ended December 31, 2002
Revenue:
Product license	$9,612	$8,861
Maintenance	8,769	6,048
Services	4,586	5,933
Hardware	1,378	369

Total revenue	24,345	21,211
Cost of revenue:
Product license	987	969
Maintenance	3,778	3,248
Services	4,306	5,064
Hardware	1,117	256

Total cost of revenue	10,188	9,537

Gross profit	14,157	11,674
Operating expenses:
Research and development	1,198	1,863
Sales and marketing	6,285	6,634
General and administrative	1,869	1,995
Restructuring charges	—	318

Total operating expenses	9,352	10,810

Income from operations	4,805	864
Other income (expense):
Interest expense for redeemable preferred stock	—	—
Other expense	(45)	(15)
Other income	77	41

Total other income (expense)	32	26

Income before income taxes	4,837	890
Provision for income taxes	869	345

Net income	$3,968	$545

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TOWER TECHNOLOGY PTY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the six months ended December 31, 2003	For the six months ended December 31, 2002
Operating activities:
Net income	$3,968	$545
Adjustment to reconcile net income to cash provided by (used in) operating activities:
Depreciation	341	405
Changes in operating assets and liabilities:
Accounts receivable, net	(2,282)	1,141
Prepaid expenses	6	(560)
Accounts payable and accrued charges	3,265	(2,356)
Deferred revenue	(235)	(957)

Net cash provided by (used in) operating activities	5,063	(1,782)
Investing activities:
Purchase of property and equipment	(149)	(194)

Net cash used in investing activities	(149)	(194)
Financing activities:
Proceeds from redeemable preferred stock	—	1,125

Net cash provided by financing activities	—	1,125
Effect of exchange rate changes on cash and cash equivalents	178	30

Net increase in cash and cash equivalents	5,092	(821)
Cash and cash equivalents at beginning of period	4,543	1,766

Cash and cash equivalents at end of period	$9,635	$945

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TOWER TECHNOLOGY PTY LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — General and Basis of Financial Statements

Tower Technology Pty Ltd, along with its wholly-owned subsidiaries (collectively, the “Company” or “Tower”), is a leading provider of infrastructure software and services for high-volume, complex or large scale document processing and records management. Tower Technology specializes in the development and deployment of applications to capture, store, retrieve, process, archive and manage critical business information throughout its lifecycle. Tower Technology delivers high-volume document processing and workflow solutions that integrate with legacy systems and the Web for eBusiness, as well as collaborative document and records management solutions for eGovernment.

Tower was founded in 1976 and is headquartered in Sydney, Australia with operations throughout Australia, Europe, and the United States.

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are presented in accordance with the rules and regulations of the Securities and Exchange Commission applicable to interim financial information. Accordingly, certain footnote disclosures have been condensed or omitted. In the Company’s opinion, the unaudited interim condensed consolidated financial statements reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented. These financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended June 30, 2003 and notes thereto filed with the United States Securities and Exchange Commission in Vignette Corporation’s Current Report on Form 8-K/A dated May 17, 2004. The results of operation for the six month periods ended December 31, 2003 and 2002 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year.

The unaudited condensed consolidated financial statements include the Company’s accounts and those of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NOTE 2 — Stock-based compensation

At December 31, 2003, the Company has a stock-based compensation plan. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (“Statement 123”), prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by Statement 123, the Company has elected to continue to account for its employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. When the Company issues options or its stock to its employees and Board of Directors at an exercise price equal to the market value of the underlying common stock on the date of grant, no stock-based compensation costs are recorded. In the event that options are granted or restricted shares are issued at an exercise price that is less than the market value of the underlying common stock on the date of grant or issuance, the Company records deferred compensation expense in an amount equivalent to the difference between the market value and the exercise price of the respective option or restricted stock.

The following table illustrates the effect on net income (loss) and net income (loss) per share if the Company had applied the fair value recognition provisions of Statement 123 to stock-based employee compensation (in thousands):

	Six months ended December 31, 2003	Six months ended December 31, 2002
Net income (loss):
Reported net income	$3,968	$545
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(33)	(22)

Pro forma net income	$3,935	$523

Equity instruments issued to non-employees are accounted for in accordance with Statement 123 and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.”

NOTE 3 — Comprehensive Income

The Company’s comprehensive income is included as a component of stockholders’ equity and is composed of net income and foreign currency translation adjustments. The following table presents the calculation of comprehensive income (in thousands):

	Six months ending
	December 31, 2003	December 31, 2002
Net income	$3,968	$545
Foreign currency translation adjustments	391	236

Total comprehensive income	$4,359	$781

NOTE 4 — Redeemable Preferred Stock

The Company issued 66,667 redeemable preferred shares at $20.14 per share on September 30, 2002, valued at $1.1 million. These shares carry no voting rights, are not convertible to common stock and have a redemption price of $22.56 on October 1, 2004. In accordance with SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the Company has classified the redeemable preferred stock as a liability. Holders receive cumulative interest at a rate of 10% per year. The value of these shares at December 31, 2003 was $1.5 million. Accrued interest of approximately $0.1 million is included in “Accrued other” in the current liabilities section on the financial statements.

NOTE 5— Subsequent Event

Acquisition of Company by Vignette Corporation

On March 1, 2004, Vignette Corporation acquired all issued and outstanding shares of the Company in exchange for approximately $126 million consisting of cash and approximately 29.8 million shares of Vignette common stock.

VIGNETTE CORPORATION

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 1, 2004, Vignette Corporation (“the Company”) acquired all of the outstanding stock of Tower Technology Pty Limited (“Tower Technology”), a provider of enterprise document and records management, imaging and workflow solutions. The consideration paid to the Tower Technology stockholders on March 1, 2004 was comprised of approximately $46.0 million in cash and 27.2 million shares of the Company’s stock valued at $73.3 million. The Company will issue 2.7 million additional shares or make a cash payment for the fair value of the shares in June 2004. $7.4 million in transaction costs have been incurred in relation to the acquisition.

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of the merger on the operating results of the Company and Tower Technology. The unaudited condensed pro forma consolidated statement of operations for the year ended December 31, 2003 and three months ended March 31, 2004 gives effect to the merger as if it occurred at the beginning of the periods presented and combines the statements of operations for the Company and Tower Technology for the respective periods. These unaudited pro forma condensed consolidated financial statements have been prepared from the historical consolidated financial statements of Vignette Corporation and Tower Technology Pty Limited and should be read in conjunction therewith.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the merger had been consummated on the indicated dates, nor is it necessarily indicative of future operating results. The pro forma adjustments are based on information available at the time of this filing.

VIGNETTE CORPORATION

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Page
Pro forma Consolidated Statement of Operations for the three months ended March 31, 2004	PF-3
Pro forma Consolidated Statement of Operations for the year ended December 31, 2003	PF-4
Notes to pro forma Consolidated Financial Statements	PF-5

VIGNETTE CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data

		Three months ended March 31, 2004
	Vignette Corp. (Historical, Unaudited)	Tower Technology (Historical, Period from January 1 to March 1, 2004, Unaudited)	Pro forma Adjustments (Unaudited)	Reference	Pro forma Balances (Unaudited)
Revenue:
Product license	$14,679	$395	–		$15,074
Services	25,001	4,839	–		29,840

Total revenue	39,680	5,234	–		44,914
Cost of revenue:
Product license	1,121	128	–		1,249
Amortization of acquired technology	1,968	–	836	Note 2	2,804
Services	11,306	3,043	–		14,349

Total cost of revenue	14,395	3,171	836		18,402

Gross profit	25,285	2,063	(836)		26,512
Operating expenses:
Research and development	10,149	41	–		10,190
Sales and marketing	19,212	2,301	–		21,513
General and administrative	4,795	670	–		5,465
Purchased in-process research and development, acquisition-related and other charges	5,923	–	(4,800)	Note 2	1,123
Business restructuring charges	9,179	61	–		9,240
Amortization of deferred stock Compensation	156	–	–		156
Amortization of intangible assets	815	–	797	Note 2	1,612

Total operating expenses	50,229	3,073	(4,003)		49,299

Loss from operations	(24,944)	(1,010)	3,167		(22,787)
Other income (expense), net	509	(54)	–		455

Loss before income taxes	(24,435)	(1,064)	3,167		(22,332)
Provision for income taxes	230	(7)	–		223

Net loss	$(24,665)	$(1,057)	3,167		(22,555)

Basic net loss per common share	$(0.09)				$(0.08)
Shares used in computing basic net loss per common share	269,423				289,356

The accompanying notes are an integral part of these pro forma consolidated financial statements.

VIGNETTE CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

in thousands, except per share data

	Year ended December 31, 2003
	Vignette Corp. (Historical)	Tower Technology (Historical, Unaudited)	Pro forma Adjustments (Unaudited)	Reference	Pro forma Balances (Unaudited)
Revenue:
Product license	$60,986	$16,163	$—		$77,149
Services	97,328	27,563	—		124,891

Total revenue	158,314	43,726	—		202,040
Cost of revenue:
Product license	2,844	1,594	—		4,438
Amortization of acquired technology	3,450	–	5,017	Note 2	8,467
Services	39,531	17,797	—		57,328

Total cost of revenue	45,825	19,391	5,017		70,233

Gross profit	112,489	24,335	(5,017)		131,807
Operating expenses:
Research and development	39,923	3,048	—		42,971
Sales and marketing	68,160	12,019	—		80,179
General and administrative	15,727	3,844	—		19,571
Purchased in-process research and development, acquisition-related and other charges	4,258	—	—		4,258
Business restructuring charges	(14,687)	173	—		(14,514)
Amortization of deferred stock compensation	1,107	—	—		1,107
Amortization of intangible assets	1,965	277	4,783	Note 2	7,025

Total operating expenses	116,453	19,361	4,783		140,597

Income (loss) from operations	(3,964)	4,974	(9,800)		(8,790)
Other income (expense), net	5,068	229	—		5,297

Income (loss) before income taxes	1,104	4,745	(9,800)		(3,493)
Provision for income taxes	1,137	1,206	—		2,343

Net income (loss)	$(33)	$3,539	$(9,800)		$(5,836)

Basic net loss per common share	$(0.00)				$(0.02)
Shares used in computing basic net loss per common share	253,100				283,000

The accompanying notes are an integral part of these pro forma consolidated financial statements.

VIGNETTE CORPORATION

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — General

The Company has recorded total consideration of $133.9 million, including $7.4 million in transaction costs and $7.2 million of accrued acquisition consideration for the Tower Technology acquisition. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on March 1, 2004.

The following table shows the value of the 27.2 million shares of the Company’s common stock issued to the Tower Technology stockholders at $2.70 per share (in thousands):

Common stock, $0.01 par value	$272
Additional paid-in capital	73,037

Total value of equity	$73,309

Accrued acquisition consideration consists of 2.7 million shares of the Company’s common stock (or a cash payment equal to the fair value of the shares) that will be issued by the Company and the proceeds paid to the former shareholders of Tower Technology in June 2004.

In accordance with SFAS 141, Business Combinations, the total purchase consideration of $133.9 million, including transaction costs of $7.4 million and $7.2 million of accrued acquisition consideration, has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Such allocation resulted in goodwill of $82.0 million. Goodwill is assigned at the enterprise level and is not expected to be deductible for income tax purposes.

The following unaudited condensed consolidated balance sheet data presents the fair value of the assets acquired and liabilities assumed. The allocation of the purchase price is based on an independent appraisal and a comprehensive evaluation of tangible and intangible assets acquired and liabilities assumed. Such balance sheet information includes accruals related to employee severance, relocation and exit costs, as estimated on the date of acquisition (in thousands):

Cash and cash equivalents		$9,100
Accounts receivable		8,387
Prepaid expenses and other current assets		1,007
Property and equipment		404
Other assets		75
Intangible assets subject to amortization
Technology (6 year useful life)	30,100
Customer relationships (4 year useful life)	18,200
Non-compete (6 year useful life)	1,400
In-process research and development	4,800

Total intangible assets		54,500
Goodwill		82,023

Total assets acquired		155,496

Accounts payable		(710)
Accrued exit costs		(3,146)
Accrued severance		(1,426)
Accrued other expenses		(9,252)
Deferred revenue		(7,037)

Total liabilities assumed		(21,571)

Net assets acquired		$133,925

VIGNETTE CORPORATION

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The consideration paid is as follows (in thousands):

Cash	$46,000
Common stock	73,309
Accrued acquisition consideration	7,162
Acquisition costs	7,433

Total consideration	$133,904

Based on an independent appraisal, the Company believes that the intangible assets acquired from Tower Technology have useful lives of four to six years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and Tower Technology to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least six years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.

Note 2 — Pro Forma Adjustments

The preceding unaudited pro forma condensed financial statements do not include any pro forma adjustments for the following:

- Any operating efficiencies and cost savings that may be achieved with respect to the combined companies.

- Upon closing of the acquisition, the combined companies may incur integration-related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such Tower Technology costs would generally be recognized as a liability assumed as of the acquisition date, resulting in additional goodwill, while the Company’s related costs would be recognized as an expense through the statements of operations.

PF-6